FCTC VOTE-BY-PHONE SCRIPT


          Thank you for calling the First Chicago Trust Company automated proxy voting service. If you have a touch tone telephone you may vote your shares by phone. Please enter the last 4 digits of the social security or taxpayer identification number for the account you are voting.

          XXXX

          Thank you. To confirm your entry, if the last 4 digits of your social security or taxpayer identification number entered are XXXX, please press 1. If you wish to reenter the last 4 digits, please press 9.

          1

          When voting by phone, just as by proxy card, you are also authorizing the named proxies to vote as directed all shares you are entitled to vote, and also to vote at their discretion on any other matter that may properly be raised at the meeting or any adjournment thereof.

          Please note, if you wish to withhold your vote for specific directors, if you wish to limit the discretion of the named proxies, or indicate vote limitations of any kind, or if you are an employee and wish to direct the voting of the shares in benefit plans that you are eligible to vote differently than your registered shares, you will not be able to vote by phone. It will be necessary for you to mail in your proxy card. Mark your vote on the proxy card and return it in the postage paid envelope.

          Before beginning to vote be sure to have your proxy card readily available. On the top of your proxy card there are a series of numbers. The first 4 digits in the upper left hand corner of your proxy card identifies the company to be voted. Please enter that 4 digit number now.

          XXXX

          Thank you. If the company you wish to vote is McDonald's, please press 1. If you wish to reenter the 4 digits please press 9.

          1

          One moment please.

          If you are an employee and wish to direct the voting of shares in benefit plans that you are eligible to vote differently than your registered shares you will not be able to vote by phone. It will be necessary to mail in your proxy card. Mark your vote on the proxy card and return it in the postage paid envelope.

          Following the first 4 digits on the top of your proxy card, the next 12 digits is your proxy identification number. Please enter your 12 digit proxy identification number now.

          XXXXX XXXXX XX

          Thank you.  One moment please.

          Please note you must confirm your vote at the end of this call in order for the system to accept it. This vote will supersede any previous votes that you may have made. If you decide not to vote a specific proposal, or skip it, it will be considered that you have voted that proposal with the recommendations of the Board of Directors.

          If you would like this information repeated, please press 1. If you are ready to record your vote please press 2.

          2

          Thank you. If you wish any of the following instructions repeated just press 9 and I will repeat the instructions.

          Your vote will be treated confidentially.

          To simultaneously vote all proposals in accordance with the recommendations of the Board of Directors, please press 1. To vote one proposal at a time, please press 2.

          2

          To vote proposal number one, please press 1.

          1

          To vote FOR, please press 1.  To WITHHOLD your vote, please press
          2.

          To vote proposal number two, please press 1.

          To vote FOR, please press 1. To vote AGAINST, please press 2. To ABSTAIN, please press 3.

          To vote proposal number three, please press 1.

          1

          To vote FOR, please press 1. To vote AGAINST, please press 2. To ABSTAIN, please press 3.

          To vote proposal number 4, please press 1.

          etc etc etc until the proposals have all been voted. Then, after the last proposal has been voted...

          I am now going to summarize your vote.

          On proposal number 1, you have voted FOR.
          On proposal number 2, you have voted FOR.
          On proposal number 3, you have voted ABSTAIN.
          On proposal number 4, you have voted FOR.
          etc etc etc

          This vote also authorizes the named proxies to vote at their discretion on any other matter that may properly be raised at the meeting or any adjournment thereof.

          To confirm this vote please press one. To change this vote please press 9.

          1

          Thank you. Please hold for confirmation that your vote has been applied. One moment please.

          Your vote has been successfully applied. It is not necessary for you to mail in your proxy card. If you have another proxy that you wish to vote at this time, please press 1. Otherwise if you have finished voting, you may hang up now.